UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2009

BOWL AMERICA INCORPORATED
(Exact name of Registrant as specified in its charter)

MARYLAND	1-7829	54-0646173
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

6446 Edsall Road, Alexandria, VA             22312
(Address of Principal Executive Office)      (Zip Code)

Registrant's telephone number, including area code: (703) 941-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Proposal No. 1 - Election of Directors

At the annual meeting of shareholders of Bowl America Incorporated (the “Company”) held on December 1, 2009 (the “Annual Meeting”), the Company’s Class A shareholders approved the appointment of Director Warren T. Braham to the Company Board of Directors for a one year period to expire at the 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”).  The votes were cast as follows:

For 3,306,636	Withheld 0	Abstentions 11,516	Broker Non-Votes 37,788

At the Annual Meeting, the Company’s Class A shareholders approved the appointment of Director Allan L. Sher to the Company Board of Directors for a one year period to expire at the 2010 Annual Meeting.  The votes were cast as follows:

For 3,304,034	Withheld 2,622	Abstentions 11,506	Broker Non-Votes 37,788

At the Annual Meeting, the Company’s Class B shareholders approved the appointment of each of Merle Fabian, Leslie H. Goldberg, Stanley H. Katzman, A. Joseph Levy, Ruth Macklin and Cheryl A. Dragoo, to the Company Board of Directors, each for a one year period to expire at the 2010 Annual Meeting.  The votes were cast as follows:

For 14,349,930	Withheld 0	Abstentions 0	Broker Non-Votes 0

Appointment of Officers

At the Company’s Board of Directors meeting held on December 1, 2009, the Board of Directors appointed the following officers to the positions set forth below opposite their respective names:

President	Leslie H. Goldberg
Senior Vice President and Treasurer	Ruth E. Macklin
Senior Vice President and Assistant Treasurer	Cheryl A. Dragoo
Secretary	A. Joseph Levy
Assistant Secretary	Michael T. Dick

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWL AMERICA INCORPORATED

Date: December 4, 2009	By:	/s/ Leslie H. Goldberg
Leslie H. Goldberg President